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                                                                    Exhibit 23.7


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated April 14, 1999 on the combined statements of income, shareholders' equity and cash flows of J.I.W. Enterprises, Inc. for the period from January 1, 1998 through September 17, 1998, (and to all references to our Firm) included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 7, 2002